Exhibit 10.1

$1,100,000,000

REVOLVING CREDIT AGREEMENT

among

BUNGE LIMITED FINANCE CORP.,
as Borrower,

The Several Lenders from Time to Time Parties Hereto,

CITIBANK, N.A.,
as Syndication Agent,

BNP PARIBAS,
MIZUHO BANK, LTD.,
SUMITOMO MITSUI BANKING CORPORATION
and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

Dated as of December 14, 2018

Citibank, N.A. and JPMorgan Chase Bank, N.A.,
as Lead Arrangers and Bookrunners
and

BNP Paribas Securities Corp., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association,
as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1
1.1	Defined Terms.	1
1.2	Other Definitional Provisions.	23
1.3	Interest Rates; LIBOR Notification.	25
SECTION 2.	AMOUNT AND TERMS OF COMMITMENTS	25
2.1	Commitments.	25
2.2	Procedure for Loan Borrowing.	28
2.3	Extension Option.	28
2.4	Commitment Fees, etc.	31
2.5	Termination or Reduction of Commitments.	32
2.6	Prepayments.	32
2.7	Conversion and Continuation Options.	33
2.8	Limitations on Eurocurrency Borrowings.	34
2.9	Interest Rates and Payment Dates.	34
2.10	Computation of Interest and Fees.	34
2.11	Inability to Determine Interest Rate.	35
2.12	Pro Rata Treatment and Payments.	37
2.13	Requirements of Law.	38
2.14	Taxes.	40
2.15	Indemnity.	44
2.16	Change of Lending Office.	44
2.17	Illegality.	44
2.18	Replacement of Lenders.	45
2.19	Judgment Currency	45
SECTION 3.	REPRESENTATIONS AND WARRANTIES	46
3.1	No Change.	46
3.2	Existence; Compliance with Law.	46
3.3	Power; Authorization; Enforceable Obligations.	46
3.4	No Legal Bar.	47
3.5	Litigation.	47
3.6	No Default.	47
3.7	Ownership of Property; Liens.	47
3.8	Taxes.	47
3.9	Federal Regulations.	48
3.10	Investment Company Act; Other Regulations.	48
3.11	No Subsidiaries.	48
3.12	Use of Proceeds.	48
3.13	Solvency.	48
3.14	Limited Purpose.	48
3.15	Financial Condition; Beneficial Ownership Certification.	48
3.16	EEA Financial Institutions.	49
3.17	Sanctions.	49

i

Page

SECTION 4.	CONDITIONS PRECEDENT	49
4.1	Conditions to Effectiveness.	49
4.2	Conditions to Each Loan.	51
SECTION 5.	COVENANTS	52
5.1	Affirmative Covenants.	52
5.2	Negative Covenants.	55
5.3	Use of Websites.	58
SECTION 6.	EVENTS OF DEFAULT	58
SECTION 7.	THE AGENTS	61
7.1	Appointment.	61
7.2	Delegation of Duties.	62
7.3	Exculpatory Provisions.	62
7.4	Reliance by Administrative Agent.	62
7.5	Notice of Default.	63
7.6	Non-Reliance on Agents and Other Lenders.	63
7.7	Indemnification.	63
7.8	Agent in Its Individual Capacity.	64
7.9	Successor Administrative Agent.	64
7.10	Syndication Agent, Lead Arrangers, Bookrunners and Documentation Agents.	65
7.11	Agent Communications.	65
7.12	Certain ERISA Matters	65
SECTION 8.	MISCELLANEOUS	66
8.1	Amendments and Waivers.	66
8.2	Notices.	67
8.3	No Waiver; Cumulative Remedies.	69
8.4	Survival of Representations and Warranties.	69
8.5	Payment of Expenses and Taxes.	69
8.6	Successors and Assigns; Participations and Assignments.	70
8.7	Adjustments; Set-off.	73
8.8	Counterparts.	74
8.9	Severability.	74
8.10	Integration.	74
8.11	Governing Law.	74
8.12	Submission To Jurisdiction; Waivers.	75

Page

8.13	Acknowledgements.	75
8.14	Confidentiality.	75
8.15	WAIVERS OF JURY TRIAL.	76
8.16	No Bankruptcy Petition Against the Borrower; Liability of the Borrower.	77
8.17	Conversion of Approved Currencies into Dollars.	77
8.18	U.S.A. Patriot Act.	77
8.19	Acknowledgment and Consent to Bail-In of EEA Financial Institution.	77

SCHEDULES:

1.1	Commitments
3.3	Consents, Authorizations, Filings and Notices

EXHIBITS:

A	Form of Guaranty Agreement
B-1	Form of Borrower Responsible Officer’s Certificate
B-2	Form of Borrower Secretary Certificate
B-3	Form of Guarantor Responsible Officer’s Certificate
B-4	Form of Guarantor Secretary Certificate
C	Form of Assignment and Acceptance
D-1	Form of Legal Opinion of Reed Smith LLP
D-2	Form of Legal Opinion of Conyers Dill & Pearman Limited
E	Form of Exemption Certificate
F	Form of Commitment Increase Supplement
G	Form of Additional Lender Supplement

REVOLVING CREDIT AGREEMENT (as amended, supplemented or otherwise modified in accordance with the terms hereof and in effect from time to time, this “Agreement”), dated as of December 14, 2018, among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CITIBANK, N.A., as syndication agent (the “Syndication Agent”), BNP PARIBAS, MIZUHO BANK, LTD., SUMITOMO MITSUI BANKING CORPORATION and U.S. BANK NATIONAL ASSOCIATION, each as a documentation agent (each, a “Documentation Agent” and collectively, the “Documentation Agents”) and JPMORGAN CHASE BANK, N.A., as administrative agent.

The parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1 Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day.  Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the ABR is being used as an alternate rate of interest pursuant to Section 2.11, then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Act”: as defined in Section 8.18.

“Additional Lender”: as defined in Section 2.1(b)(ii).

“Additional Lender Supplement”: as defined in Section 2.1(b)(ii).

“Adjusted LIBO Rate”: with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, with respect to any Eurocurrency Borrowing denominated in the Optional Currency, the Adjusted LIBO Rate shall mean the LIBO Rate.

“Administrative Agent”:  JPMorgan Chase Bank, N.A., together with its Affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Administrative Agent (London Office)”:  for designated notice purposes only, J.P. Morgan Europe Limited.

“Affiliate”:  with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents”:  the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent.

“Aggregate Exposure”:  with respect to any Lender at any time, an amount (expressed in the Base Currency) equal to the amount of such Lender’s Commitment then in effect or, if the Commitments have been terminated, the Dollar Equivalent of such Lender’s Loans then outstanding.

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”:  as defined in the preamble hereto.

“Agreement Currency”: as defined in Section 2.19(b).

“Annex X”:  Annex X (as amended, supplemented or otherwise modified and in effect from time to time) attached to the Pooling Agreement.

“Anniversary”: the date falling twelve (12) Months after the Closing Date and the date falling on each twelve (12) Month anniversary thereafter.

“Applicable Creditor”: as defined in Section 2.19(b).

“Applicable Margin”:  the per annum rate set forth in the applicable row of the table below:

Rating	Spread
Level I	1.00%
Level II	1.125%
Level III	1.25%
Level IV	1.375%
Level V	1.625%

“Applicable Moody’s Rating”: the senior long-term unsecured debt rating that Moody’s provides of (i) the Guarantor or (ii) if Moody’s does not provide such a rating of the Guarantor, then the Master Trust or (iii) if Moody’s does not provide such a rating of the Guarantor or the Master Trust, then the Borrower.

“Applicable S&P Rating”: the senior long-term unsecured debt rating that S&P provides of (i) the Guarantor or (ii) if S&P does not provide such a rating of the Guarantor, then the Master Trust or (iii) if S&P does not provide such a rating of the Guarantor or the Master Trust, then the Borrower.

“Assignee”:  as defined in Section 8.6(c).

“Assignment and Acceptance”:  an Assignment and Acceptance, substantially in the form of Exhibit C.

“Assignor”:  as defined in Section 8.6(c).

“Available Commitment”:  as to any Lender at any time, an amount equal to such Lender’s Commitment then in effect minus:

(a)	the Dollar Equivalent of the principal amount of its outstanding Loans on such date; and

(b)
for purposes of Section 2.2 only, in relation to any proposed borrowing or Loan, the Dollar Equivalent of the principal amount of any Loans that are due to be made by such Lender on or before the proposed Borrowing Date.

“BAFC”:  Bunge Asset Funding Corp., a Delaware corporation, and its successors and permitted assigns.

“BAFC Liquidity Agreement”: that certain Thirteenth Amended and Restated Liquidity Agreement, dated as of the date hereof, among BAFC, as borrower, several banks and other financial institutions or entities from time to time parties thereto as lenders, Citibank, N.A., as syndication agent, BNP Paribas, Mizuho Bank, Ltd. Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as documentation agents and JPMorgan Chase Bank, N.A., as administrative agent.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Currency”:  Dollars.

“Basel III”: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III:  A global regulatory framework for more resilient banks and banking systems”, “Basel III:  International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on December 16, 2010, each as amended, supplemented or restated; (b) the rules for systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III.”

“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”:  as defined in Section 8.7(a).

“BFE”:  Bunge Finance Europe B.V., a company organized under the laws of The Netherlands, and its successors and permitted assigns.

“Board of Directors”: with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Borrower”:  as defined in the preamble hereto.

“Borrower Account”:  any account established by or for the Borrower, other than the Series 2002-1 Collection Subaccount (or any sub-subaccount thereof), for the purpose of depositing funds borrowed hereunder or under any Pari Passu Indebtedness, any amounts paid pursuant to the Series 2002-1 VFC and all amounts received with respect to Hedge Agreements.

“Borrower Permitted Lien”:  Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith and reserves to the extent required by GAAP with respect thereto have been provided on the books of the Borrower.

“Borrowing”: Loans of the same Type and currency, made, converted or continued on the same date to the Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Borrowing Time”: as defined in Section 2.2.

“Bunge Funding”:  Bunge Funding, Inc., a Delaware corporation, and its successors and permitted assigns.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that (a) with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the currency in which such Eurocurrency Loan is denominated in the London interbank market and (b) when used in connection with any Eurocurrency Loan denominated in the Optional Currency, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro.

“Capital Stock”:  with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock or shares, preferred stock or shares and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).

“Change in Control”:  the occurrence of any of the following:

(1) the Guarantor becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the total voting power of the Voting Stock of the Guarantor then outstanding;

(2) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person that is not a Subsidiary of the Guarantor; or

(3) the first day on which a majority of the members of the Guarantor’s Board of Directors are not Continuing Directors.

“Change in Law”:  as defined in Section 2.13.

“Closing Date”:  the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is December 14, 2018.

“Code”:  the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commitment”:  as to any Lender, the obligation of such Lender to make Loans in an aggregate Dollar Equivalent principal amount not to exceed the amount set forth in the Base Currency under the heading “Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be increased or reduced from time to time pursuant to the terms hereof.  The original amount of the Total Commitments is $1,100,000,000.

“Commitment Fee Rate”:  the rate per annum set forth in the applicable row of the table below:

Rating	Commitment Fee Rate
Level I	0.09%
Level II	0.10%
Level III	0.125%
Level IV	0.175%
Level V	0.225%

“Commitment Increase Supplement”: as defined in Section 2.1(b)(ii).

“Commitment Period”:  the period from and including the Closing Date to the earlier of (a) the Final Termination Date or (b) the date of termination of the Commitments in accordance with the terms hereof.

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.13, 2.14, 2.15 or 8.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consenting Lender”:  as defined in Section 2.3(c).

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continuing Directors”: as of any date of determination, any member of the Board of Directors of the Guarantor who (a) was a member of such Board of Directors on the Closing Date; or (b) was nominated for election, appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director).

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Daily Report”:  a report prepared by the Servicer on each Business Day required pursuant to Section 4.01 of the Servicing Agreement or Section 5.1(o) of this Agreement, in substantially the form of Exhibit B attached to the Series 2002-1 Supplement.

“Declining Lender”:  as defined in Section 2.3(c).

“Default”:  any of the events specified in Section 6, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulted Loan”:  any Purchased Loan with respect to which the related Obligor or the Guarantor has failed to make any payment due and owing (whether at the stated maturity, by acceleration or otherwise) for a period of at least eight (8) days or more.

“Defaulting Lender”: any Lender that (a) has failed to fund any portion of its Loans required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder (unless such Lender has indicated in writing to the Borrower or by public statement that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement cannot be satisfied), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement cannot be satisfied), (c) has otherwise failed to pay over to the Administrative Agent any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment or has become the subject of a Bail-In Action; provided, that a Lender shall not become a “Defaulting Lender” solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or instrumentality thereof.

“Delinquent Loan”:  any Purchased Loan (a) with respect to which the related Obligor or the Guarantor has failed to make any payment due and owing (whether at the stated maturity, by acceleration or otherwise) for a period of at least one (1) day but not greater than seven (7) days or (b) as to which an Insolvency Event has occurred with respect to the related Obligor.

“Designated Obligors”:  the Guarantor and the Subsidiaries of the Guarantor set forth on Schedule IV to the Guaranty Agreement hereto (and their successors) and any other Subsidiaries of the Guarantor designated by the Guarantor from time to time that satisfy the conditions set forth in the definition of “Eligible Obligor” in Annex X to the Pooling Agreement.  Notwithstanding the immediately preceding sentence, with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), the Guarantor may from time to time identify the Guarantor and certain Subsidiaries that shall not be classified as Designated Obligors.

“Designated Website”: as defined in Section 5.3(a).

“Dollar Equivalent”:  on any date of determination (a) with respect to any amount denominated in the Base Currency, such amount, and (b) with respect to any amount denominated in the Optional Currency or any other Master Trust Approved Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.2(e) using the Rate of Exchange with respect to such currency on such date in effect under the provisions of such Section.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EMU Legislation”:  the legislative measures of the European Council for the introduction of, change over to or operation of a single unified European currency.

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”:  with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

“ERISA Event”:  (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, the filing of an application for a minimum funding waiver with respect to a Plan, or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA) or the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan which could result in the posting of a bond or other security; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan; (i) a determination that any Plan is, or is expected to be, in “at risk” status, within the meaning of Section 430 of the Code; or (j) the receipt by the Borrower or any of its ERISA Affiliates of a determination that a Multiemployer Plan is in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “EUR”:  the single lawful currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to a treaty establishing the European Union (as amended from time to time).

“Eurocurrency”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (other than an ABR Loan that bears interest at the ABR determined by reference to the Adjusted LIBO Rate).

“Event of Default”:  any of the events specified in Section 6, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Taxes”:  any of the following Taxes imposed on, or required to be withheld or deducted from a payment to, a Lender or any other recipient of payment to be made by or on account of any obligation of the Borrower hereunder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or other recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the failure by a Lender to comply with Section 2.14(e), 2.14(f), 2.14(g), 2.14(h), 2.14(i) or 2.14(j) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order”:  Executive Order No. 13224 of September 23, 2001 – Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.

“Existing Credit Facility”: the revolving credit facility provided to the Borrower pursuant to that certain Revolving Credit Agreement, dated as of November 20, 2014, among the Borrower, Citibank, N.A., as syndication agent, BNP Paribas and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd.), as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

“Extension Request”:  as defined in Section 2.3(a).

“FATCA”:  (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable to and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code or (b) any treaty, law or regulation of any jurisdiction other than the United States adopted pursuant to an intergovernmental agreement between the United States and such other jurisdiction, which facilitates the implementation of any law or regulation referred to in paragraph (a) above.

“FCPA”: as defined in Section 3.17(a).

“Federal Funds Effective Rate”:  for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America.

“Final Termination Date”: the Original Termination Date or, in respect of Consenting Lenders (and Replacement Lenders, if applicable), if the extension option under Section 2.3 has been exercised, the First Extension Termination Date or the Second Extension Termination Date, as applicable.

“First Extension Request”: as defined in Section 2.3(a)(i).

“First Extension Termination Date”:  means the date falling twelve (12) Months after the Original Termination Date.

“Funding Office”:  the office of the Administrative Agent specified in Section 8.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group Members”:  the collective reference to the Borrower, the Guarantor and the Designated Obligors.

“Guaranty Agreement”:  the Guaranty to be executed and delivered by the Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;

provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor”:  Bunge Limited, a company incorporated under the laws of Bermuda, as guarantor pursuant to the Guaranty Agreement.

“Hedge Agreements”:  all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedge Termination Amounts”:  as the context requires hereunder, all amounts (i) due and owing by the Borrower or (ii) received by the Borrower, in each case in connection with the termination of a Hedge Agreement entered into by the Borrower.

“IBA”: as defined in Section 1.3.

“Impacted Interest Period”:  as defined in the definition of “LIBO Rate.”

“Increasing Lender”: as defined in Section 2.1(b)(ii).

“Indebtedness”:  as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (h) all Guarantee Obligations of such Person (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

“Indemnified Liabilities”: as defined in Section 8.5.

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee”: as defined in Section 8.5.

“Insolvency Event”:  as defined in Annex X to the Pooling Agreement.

“Interest Payment Date”:  (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three Months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three Months, each day that is three Months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan, and ending one, two, three or six Months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurocurrency Loan, and ending one, two, three or six Months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than (x) with respect to a Eurocurrency Loan denominated in the Base Currency, 10:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto and (y) with respect to a Eurocurrency Loan denominated in the Optional Currency, 10:00 A.M., New York City time, on the date that is four (4) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Final Termination Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of the principal of any Eurocurrency Loan during an Interest Period for such Loan.

“Interpolated Rate”:  with respect to any currency at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Investor Certificateholder”:  as defined in Annex X to the Pooling Agreement.

“Judgment Currency”: as defined in Section 2.19(b).

“Lender Affiliate”:  (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Lenders”:  as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Level I”, “Level II”, “Level III”, “Level IV” and “Level V”:  the respective Level set forth below:

	S&P	Moody’s

Level I	A- or higher	A3 or higher
Level II	BBB+	Baa1
Level III	BBB	Baa2
Level IV	BBB-	Baa3
Level V	BB+ or lower	Ba1 or lower

provided that if on any day the Applicable Moody’s Rating and the Applicable S&P Rating do not coincide for any rating category and the Level differential is (x) one level, then the higher of the Applicable S&P Rating or the Applicable Moody’s Rating will be the applicable Level; (y) two levels, the Level at the midpoint will be the applicable Level; and (z) more than two levels, the higher of the intermediate Levels will be the applicable Level; provided further that if on any day, neither the Applicable Moody’s Rating nor the Applicable S&P Rating is available, the applicable Level shall be  Level V.

“LIBO Rate”:  with respect to any Eurocurrency Borrowing for any applicable currency and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time (or in the case of Euro, Brussels time), two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate”:  for any day and time, with respect to any Eurocurrency Borrowing in Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) and with respect to any Eurocurrency Borrowing in Euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate for Euro)  for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02, in the case of Dollars, or EUROBOR01, in the case of Euro, respectively, of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in consultation with the Borrower); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBO Successor Rate”:  as defined in Section 2.11.

“Lien”:  with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Loan”:  any loan made by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Guaranty Agreement and the Notes.

“Loan Parties”:  each Group Member that is a party to a Loan Document.

“Mandatory CP Wind-Down Event”: as defined in Annex X to the Pooling Agreement.

“Master Trust”:  the Bunge Master Trust created by the Pooling Agreement.

“Master Trust Approved Currency”:  Dollars, Euro, Sterling and Yen.

“Material Adverse Effect”:  (a) a material adverse effect on the business, property, operations, condition (financial or otherwise) or prospects of the Borrower or of the Guarantor and its consolidated Subsidiaries taken as a whole, (b) a material impairment of the collectibility of the Purchased Loans taken as a whole or (c) a material impairment of the validity or enforceability of this Agreement or any of the other Loan Documents or of the Transaction Documents or the rights or remedies of the Administrative Agent or the Lenders against the Borrower or the Guarantor hereunder or under the other Loan Documents.

“Month”: a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

“Monthly Settlement Statement”:  as defined in Annex X to the Pooling Agreement.

“Moody’s”:  Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan”:  with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan”:  a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Non-U.S. Lender”:  as defined in Section 2.14(e).

“Notes”:  the collective reference to any promissory note evidencing Loans.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Obligor”:  as defined in Annex X to the Pooling Agreement.

“OFAC”: as defined in the definition of “Sanctions.”

“Optional Currency”:  Euro.

“Original Termination Date”:  December 14, 2023.

“Other Connection Taxes”:  with respect to a Lender or any other recipient of payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such Lender or other recipient and the jurisdiction imposing such Tax (other than connections arising from such Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Lender”: as defined in Section 2.1(b)(i).

“Other Taxes”:  any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings for Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Passu Indebtedness”:  the Dollar Equivalent of (i) Indebtedness for borrowed money, the proceeds of which are used to either increase the Series 2002-1 Invested Amount, refinance Indebtedness originally used for such purpose and/or pay expenses incurred in connection with this Agreement or any such other Indebtedness, and (ii) indebtedness incurred in connection with Hedge Agreements entered into in connection with the Loans hereunder and any Pari Passu Indebtedness described in clause (i) above, in each case which ranks not greater than pari passu (in priority of payment) with the Loans.

“Participant”:  as defined in Section 8.6(b).

“Participant Register”: as defined in Section 8.6(b).

“Participating Member State”:  each state so described in any EMU Legislation.

“Patriot Act”:  as defined in Section 8.18.

“Payment Period”:  a period commencing on a date on which the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents have become due and payable (whether at the stated maturity, by acceleration or otherwise) and ending on the date the Loans (with accrued interest thereon) and all such other amounts are paid in full by the Borrower or the Guarantor.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.

“Performing Lender”:  any Lender that is a Defaulting Lender solely as a result of the occurrence of an event described in clause (d) of the definition of Defaulting Lender that following such event continues to perform all of its obligations under this Agreement and any other Loan Document, and has not been replaced or repaid in accordance with Section 2.18(b).

“Permitted Indebtedness”:  (a) Indebtedness of the Borrower pursuant to this Agreement and (b) Pari Passu Indebtedness.

“Permitted Parties”:  as defined in Section 8.14.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: a Single Employer Plan or a Multiple Employer Plan.

 “Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pooling Agreement”:  the Fifth Amended and Restated Pooling Agreement, dated as of June 28, 2004, among Bunge Funding, Bunge Management Services, Inc., as servicer and the Trustee named therein, as the same may be amended, supplemented or otherwise modified from time to time.

“Potential Series 2002-1 Early Amortization Event”:  an event which, with the giving of notice or the lapse of time or both, would constitute a Series 2002-1 Early Amortization Event.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective; provided that, if the Prime Rate as so determined would be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchased Loans”:  as defined in Annex X to the Pooling Agreement.

“Rate of Exchange”:  as of the relevant date, the rate of exchange set forth on the relevant page of the Reuters screen on or about 11:00 A.M., New York time, for the purchase of (as the context shall require) a Master Trust Approved Currency with any other Master Trust Approved Currency on such date.

“Register”:  as defined in Section 8.6(d).

“Regulation D”: Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U”:  Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X”: Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Replacement Lender”:  as defined in Section 2.3(e).

“Required Lenders”:  at any time, the holders of more than 50% of the Aggregate Exposure Percentage.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By‑Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  as to any Person, any member of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President of such Person or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers.

“Restricted Person”: a Person that is (a) listed on, or owned 50% or more by or controlled by a Person listed on any applicable Sanctions List; or (b) located in, a resident of, organized under the laws of, or owned or controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is or whose government is the target of any applicable country-wide Sanctions.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The term “controlled” has the meaning correlative thereto.

“S&P”:  Standard & Poor’s Financial Services LLC or any successor thereto.

“Sale Agreement”: the Second Amended and Restated Sale Agreement, dated as of September 6, 2002, among Bunge Funding, as Buyer, Bunge Finance Limited, a Bermuda company, as a Seller, and Bunge Finance North America, Inc., a Delaware corporation, as a Seller, as the same may be amended, supplemented or otherwise modified from time to time.

“Sanctions”:  any applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; (v) the relevant authorities of Switzerland; or (vi) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”), the United States Department of State, and Her Majesty’s Treasury (together “Sanctions Authorities”).

“Sanctions Authorities”:  as defined in the definition of “Sanctions.”

“Sanctions List”:  the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury, or any similar applicable list issued or maintained or made public by any of the Sanctions Authorities.

“Second Extension Request”: as defined in Section 2.3(a)(ii).

“Second Extension Termination Date”: either (a) the date falling twelve (12) Months after the First Extension Termination Date; or (b) if the First Extension Request has not been granted or, with respect to Lenders who have refused the First Extension Request, the date falling twenty-four (24) Months after the Original Termination Date.

“Series”:  as defined in Annex X to the Pooling Agreement.

“Series 2002-1 Accrued Interest”:  as defined in Annex X to the Pooling Agreement.

“Series 2002-1 Allocated Loan Amount”:  as defined in Annex X to the Pooling Agreement.

“Series 2002-1 Collection Subaccount”:  as defined in Annex X to the Pooling Agreement.

“Series 2002-1 Early Amortization Event”: as defined in Annex X to the Pooling Agreement.

“Series 2002-1 Invested Amount”: as defined in Annex X to the Pooling Agreement.

“Series 2002-1 Supplement”: the Seventh Amended and Restated Series 2002-1 Supplement to the Pooling Agreement, dated as of May 13, 2016, among the Borrower, Bunge Funding, Bunge Management Services, Inc., as Servicer and The Bank of New York Mellon, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Series 2002-1 VFC”: the interest in the Master Trust created and authorized pursuant to the Series 2002-1 Supplement and the Pooling Agreement that is designated as the “Series 2002-1 VFC Certificate” pursuant to the Series 2002-1 Supplement.

“Servicer”:  Bunge Management Services, Inc., a Delaware corporation, and any “Successor Servicer” (as defined in Annex X to the Pooling Agreement).

“Servicing Agreement”: the Third Amended and Restated Servicing Agreement, dated as of December 23, 2003, among Bunge Funding, the Servicer, and The Bank of New York Mellon, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Single Employer Plan”:  a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or for which the Borrower or any of its ERISA Affiliates has liability, whether direct or contingent or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent”:  with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Statutory Reserve Rate”:  a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling”:  the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Syndication Agent”:  as defined in the preamble hereto.

“Taxes”:  all present or future income, stamp or other taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Commitments”:  at any time, the aggregate amount in the Base Currency of all Lenders’ Commitments then in effect.

“Total Loans”:  at any time, the aggregate principal amount of the Loans of the Lenders outstanding at such time (after converting the outstanding principal amount of any Loans denominated in the Optional Currency into the Dollar Equivalent thereof at such time).

“Transaction Documents”: the collective reference to the Pooling Agreement, the Series 2002-1 Supplement, the Series 2002-1 VFC, the Sale Agreement and the Servicing Agreement.

“Transferee”:  any Assignee or Participant.

“Trustee”:  as defined in Annex X to the Pooling Agreement.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

“United States”:  the United States of America.

“U.S. Tax Compliance Certificate”: as defined in Section 2.14(f)(iii).

“Voting Stock”: with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Withdrawal Liability”:  liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent”:  any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen”:  the lawful currency of Japan.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein).

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) For purposes of calculating the Dollar Equivalent of (i) any Loan or Borrowing denominated in the Optional Currency outstanding at any time during any period, (ii) any Loan denominated in the Optional Currency at the time of the making of such Loan pursuant to Section 2.1 and (iii) any other amount denominated in a Master Trust Approved Currency, the Administrative Agent will at least once during each calendar month and on or prior to the date of any Borrowing and the last day of any Interest Period and at such other times as it in its sole discretion decides to do so or as otherwise directed by the Required Lenders, determine the respective rate of exchange into Dollars of the Optional Currency or such other Master Trust Approved Currency (which rate of exchange shall be based upon the Rate of Exchange in effect on the date of such determination).  Such rate of exchange so determined on each such determination date shall, for purposes of the calculations described in the preceding sentence, be deemed to remain unchanged and in effect until the next such determination date.

(f) Notwithstanding any other provision contained herein or in the other Loan Documents, all terms of an accounting or financial nature used herein and in the other Loan Documents shall be construed, and all computations of amounts and ratios referred to herein and in the other Loan Documents shall be made, and prepared:

    (i) in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 5.2 below (and all defined terms used in the definition of any accounting term used in Section 5.2 below) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.15 below.  In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 5.2 below, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Borrower’s financial statements at the time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein; and

    (ii) without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of BLFC, BFE, BAFC, the Guarantor or any of their Subsidiaries at “fair value”, as defined therein.

Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent a change in GAAP occurs (whether or not such change is, as of the date hereof, already scheduled to occur after the date hereof) which results in operating leases being treated or classified as capital leases or which reclassifies capital leases using different terminology (e.g., as “finance leases”), such change shall not be given effect under the Loan Documents (including, without limitation, in any computation of financial covenants), and the Borrower, the Guarantor and any of their respective Subsidiaries shall continue to provide financial reporting which differentiates between operating leases and capital leases, in each case in accordance with GAAP as in effect on the date hereof.

1.3 Interest Rates; LIBOR Notification.  The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.11(b) of this Agreement, such Section 2.11(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will notify the Borrower, pursuant to Section 2.11, in advance of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.11(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

2.1 Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in either the Base Currency or, solely with respect to Eurocurrency Loans, the Optional Currency to the Borrower from time to time during the Commitment Period in an aggregate Dollar Equivalent principal amount at any one time outstanding which does not exceed the amount of such Lender’s Commitment.  The Borrower shall not request and no Lender shall be required to make any Loan if, after making such Loan, the Total Loans would exceed the Total Commitments then in effect.  During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Subject to Section 2.11, each Loan shall be either an ABR Loan or a Eurocurrency Loan, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.  Except as provided in Section 2.3(f), the Borrower shall repay all outstanding Loans not later than the Final Termination Date.

(b) (i) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may request from time to time that the aggregate Commitments hereunder be increased by an aggregate amount not to exceed $200,000,000.  The Borrower may (I) request one or more of the Lenders to increase the amount of its Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Lender or Lenders) and/or (II) arrange for one or more banks or financial institutions not a party hereto (an “Other Lender”) to become parties to and Lenders under this Agreement, provided that the identification and arrangement of each Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent.  In no event may any Lender’s Commitment be increased without the prior written consent of such Lender, and the failure of any Lender to respond to the Borrower’s request for an increase shall be deemed a rejection by such Lender of the Borrower’s request.  The aggregate Commitments of all Lenders hereunder may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Commitment, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

   (ii) If any Lender is willing, in its sole and absolute discretion, to increase the amount of its Commitment hereunder (such a Lender hereinafter referred to as an “Increasing Lender”), it shall enter into a written agreement to that effect with the Borrower and the Administrative Agent, substantially in the form of Exhibit F (a “Commitment Increase Supplement”), which agreement shall specify, among other things, the amount of the increased Commitment of such Increasing Lender.  Upon the effectiveness of such Increasing Lender’s increase in Commitment, Schedule 1.1 shall, without further action, be deemed to have been amended appropriately to reflect the increased Commitment of such Increasing Lender.  Any Other Lender which is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Borrower with the Administrative Agent) shall enter into a written agreement with the Borrower and the Administrative Agent, substantially in the form of Exhibit G (an “Additional Lender Supplement”), which agreement shall specify, among other things, its Commitment hereunder.  When such Other Lender becomes a Lender hereunder as set forth in the Additional Lender Supplement, Schedule 1.1 shall, without further action, be deemed to have been amended as appropriate to reflect the Commitment of such Other Lender.  Upon the execution by the Administrative Agent, the Borrower and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and its Commitment shall be the amount specified in its Additional Lender Supplement.  Each Other Lender which executes and delivers an Additional Lender Supplement and becomes a party hereto and a “Lender” hereunder pursuant to such Additional Lender Supplement is hereinafter referred to as an “Additional Lender.”

   (iii) In no event shall an increase in a Lender’s Commitment or the Commitment of an Other Lender become effective until the Administrative Agent shall have received an acknowledgement and consent from the Guarantor that the Guaranty Agreement remains valid and enforceable.  In no event shall an increase in a Lender’s Commitment or the Commitment of an Other Lender which results in the aggregate Commitments of all Lenders hereunder exceeding the amount which is authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Guarantor authorizing the borrowings by the Borrower contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Guarantor.  Upon the effectiveness of the increase in a Lender’s Commitment or the Commitment of an Other Lender pursuant to the preceding sentence and execution by an Increasing Lender of a Commitment Increase Supplement or by an Additional Lender of an Additional Lender Supplement, the Borrower shall make such borrowing from such Increasing Lender or Additional Lender, and/or shall make such prepayment of outstanding Loans, as shall be required to cause the aggregate outstanding Dollar Equivalent principal amount of Loans owing to each Lender (including each such Increasing Lender and Additional Lender) to be proportional to such Lender’s share of the aggregate Commitments hereunder after giving effect to any increase thereof.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense incurred as a result of any such prepayment in accordance with Section 2.15, as applicable.

    (iv)               No Other Lender may become an Additional Lender unless an Additional Lender Supplement (or counterparts thereof) has been signed by such bank or financial institution and which Additional Lender Supplement has been agreed to and acknowledged by the Borrower and acknowledged by the Administrative Agent.  No consent of any Lender or acknowledgment of any of the other Lenders hereunder shall be required therefor.  In no event shall the Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate Commitments hereunder shall be increased by the amount of each Additional Lender’s Commitment.  Upon any Lender entering into a Commitment Increase Supplement or any Additional Lender becoming a party hereto, the Administrative Agent shall notify each other Lender thereof and shall deliver to each Lender a copy of the Additional Lender Supplement executed by such Additional Lender and agreed to and acknowledged by the Borrower and acknowledged by the Administrative Agent, and the Commitment Increase Supplement executed by such Increasing Lender and agreed to and acknowledged by the Borrower and acknowledged by the Administrative Agent.

2.2 Procedure for Loan Borrowing.  The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by (a) the Administrative Agent prior to 10:00 A.M., New York City time, three (3) Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in the Base Currency, (b) the Administrative Agent (London Office) prior to 10:00 A.M., London time, four (4) Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in the Optional Currency, or (c) the Administrative Agent prior to 10:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) whether such Loans are to be denominated in the Base Currency or in the Optional Currency, (iii) the requested Borrowing Date and (iv) in the case of Eurocurrency Loans, the length of the initial Interest Period therefor.  Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount), (y) in the case of Eurocurrency Loans denominated in the Base Currency, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) in the case of Eurocurrency Loans denominated in the Optional Currency, EUR 5,000,000 or a whole multiple of EUR 1,000,000 in excess thereof.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time (the “Borrowing Time”), on the Borrowing Date requested by the Borrower, in each case in funds immediately available in Euros or Dollars, as the case may be, to the Administrative Agent.  Such borrowing will then be made available at 2:00 P.M., New York City time on the Borrowing Date to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.  Should any such borrowing notice from the Borrower indicate an account on the books of another bank or financial institution, the Administrative Agent shall transfer the amounts described in such borrowing notice to such account within a reasonable period of time.

2.3 Extension Option.

(a) Extension Request.  (i)  The Borrower shall be entitled to request that the Original Termination Date be extended for an additional period of twelve (12) Months by giving notice (the “First Extension Request”) to the Administrative Agent not more than sixty (60) days nor less than thirty (30) days before any Anniversary prior to and including the Anniversary that occurs on the Original Termination Date.

   (ii) The Borrower shall be entitled to request that the Original Termination Date and/or the First Extension Termination Date be extended by giving notice (the “Second Extension Request”) to the Administrative Agent as set out below:

    (A)             with respect to Lenders who have agreed to the First Extension Request, the Borrower may deliver a Second Extension Request to the Administrative Agent not more than sixty (60) days nor less than thirty (30) days before any Anniversary occurring after the delivery of the First Extension Request up to and including the Anniversary that occurs on the First Extension Termination Date for an extension for a further period of twelve (12) Months; and/or

   (B)              with respect to Lenders who refused the First Extension Request, the Borrower may deliver a Second Extension Request to the Administrative Agent not more than sixty (60) nor less than thirty (30) days before any Anniversary occurring after the delivery of the First Extension Request up to and including the Anniversary that occurs on the Original Termination Date for an extension for a period of twenty-four (24) Months, as selected by the Borrower in the notice to the Administrative Agent.

The First Extension Request and Second Extension Request are together referred to as “Extension Requests” and each as an “Extension Request”.

(b) Notification of Extension Request.  The Administrative Agent shall promptly notify the Lenders of any Extension Request as soon as practicable after receipt of it.

(c) Lenders’ Response to Extension Request.  (i)  Each Lender may, in its sole discretion, agree to any Extension Request (each such lender, a “Consenting Lender”) by providing notice to the Administrative Agent on or before the date falling fifteen (15) days before:

   (A)              in respect of a First Extension Request, the applicable Anniversary immediately following such First Extension Request; or

   (B)              in respect of a Second Extension Request, the applicable Anniversary immediately following such Second Extension Request.

    (ii)              The Commitment of each Consenting Lender will be extended for the period applicable to it and referred to in such Extension Request; provided that the Required Lenders have agreed to such extension.

    (iii)              If any Lender:

   (A)             fails to reply to an Extension Request within the time period set out in paragraph (c); or

   (B)             declines an Extension Request by the date falling fifteen (15) days before the applicable Anniversary immediately following such Extension Request,

(in each case, a “Declining Lender”), its Commitment will not be extended.

(d) Form of Extension Request.  Each Extension Request shall be made in writing and be irrevocable.

(e) Replacement of Declining Lenders.  (i)  The Administrative Agent shall notify the Borrower and the Lenders no later than fifteen (15) days prior to the applicable Anniversary immediately following such Extension Request of the details of which Lenders are Consenting Lenders and which Lenders are Declining Lenders.

    (ii)              If the Administrative Agent notifies the Borrower of one or more Declining Lenders, the Borrower may, on fifteen (15) days’ notice to the Administrative Agent replace a Declining Lender by requiring such Declining Lender to (and such Declining Lender shall) transfer, pursuant to Section 8.6, all (and not only part) of its rights and obligations under this Agreement to a Consenting Lender or another bank, financial institution, trust fund or other entity (to the extent not a Consenting Lender, a “Replacement Lender”) selected by the Borrower which is acceptable to the Administrative Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of such Declining Lender for a purchase price in cash payable at the time of transfer at least equal to the principal amount of such Declining Lender’s participation in outstanding Loans under this Agreement and all accrued interest, costs and other amounts then due to the Declining Lender at such time.

   (iii)             The replacement of a Declining Lender pursuant to this Section 2.3(e) shall be subject to the following conditions:

       (A)             none of the Administrative Agent, any Lead Arranger or any Lender shall have any obligation to find a Replacement Lender;

      (B)             such replacement must take place by no later than the Original Termination Date or the First Extension Termination Date (as applicable);

       (C)             in no event shall the relevant Declining Lender be required to pay or surrender to the relevant Replacement Lender any of the fees or other amounts received by such Declining Lender pursuant to the Loan Documents prior to the date of such replacement; and

      (D)            any Assignment and Acceptance executed by the relevant Declining Lender and the relevant Replacement Lender shall include a confirmation from the Replacement Lender that it has agreed to the extension of the Original Termination Date or the First Extension Termination Date, as applicable, requested by the Borrower in accordance with this Section 2.3.

(f) Reduction of Facility.  If, with respect to any Extension Request, (i) the Required Lenders agree to such extension, (ii) there are any Declining Lenders and (iii) such Declining Lenders cannot be replaced pursuant to Section 2.3(e), then all outstanding principal, interest and other amounts payable to the Declining Lenders shall be repaid on the then current Final Termination Date and the Total Commitments will be automatically reduced by each such Declining Lender’s Commitment on the then current Final Termination Date applicable to such Declining Lender once such repayment has been made.

(g) Extension of the Facility.  The then current Final Termination Date of this Agreement will be extended to the First Extension Termination Date or, as the case may be, the Second Extension Termination Date, in an aggregate amount equal to the sum of the aggregate Commitments of the Consenting Lenders (together with the aggregate Commitments of the Replacement Lenders, if applicable). For the avoidance of doubt, the aggregate Commitments in respect of which the Final Termination Date has been extended under this clause shall not exceed the Total Commitments.

(h) Limitations.  No more than two Extension Requests may be given.  For the avoidance of doubt, the Final Termination Date cannot extend beyond the date falling eighty-four (84) Months after the Closing Date.  In addition, no extension pursuant to this Section 2.3 shall be effective unless the Required Lenders are Consenting Lenders with respect to such extension.

(i)   Conditions Precedent to Each Extension.  The extension of the Commitment of each Consenting Lender shall be subject to the following conditions precedent:

    (i) Representations and Warranties.  The representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects on and as of such date of extension; provided that, the representations and warranties made in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.9, 3.13, 3.14 and 3.15 shall be true and correct in all respects as of such date of extension.

   (ii) No Series 2002-1 Early Amortization Event, Potential Series 2002-1 Early Amortization Event or Event of Default.  No Series 2002-1 Early Amortization Event, Potential Series 2002-1 Early Amortization Event or Event of Default shall have occurred and be continuing as of such date of extension.

2.4 Commitment Fees, etc.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender that is not a Performing Lender) a commitment fee in Dollars for the period from and including the date hereof to the last day of the Commitment Period, computed at a rate per annum equal to for each day during such period the Commitment Fee Rate on such day, on the amount of the Available Commitment of such Lender on such day, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

2.5 Termination or Reduction of Commitments.  The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Loans would exceed the Total Commitments.  Any such reduction shall be in an amount equal to at least $1,000,000 or any larger whole multiple thereof, and shall reduce permanently the Commitments then in effect.

2.6 Prepayments.

(a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than (i) 10:00 A.M., New York City time, three (3) Business Days prior thereto, in the case of Eurocurrency Loans denominated in the Base Currency, (ii) 10:00 A.M., New York City time, four (4) Business Days prior thereto, in the case of Eurocurrency Loans denominated in the Optional Currency and (iii) 10:00 A.M., New York City time, on the date thereof, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans denominated in the Base Currency or Optional Currency or ABR Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 (with respect to ABR Loans and Eurocurrency Loans denominated in the Base Currency) or EUR 1,000,000 (with respect to Eurocurrency Loans denominated in the Optional Currency) or a whole multiple thereof.

(b) If, on any day, the sum of the aggregate outstanding principal amount of the Loans hereunder and Pari Passu Indebtedness (after converting all such amounts into the then Dollar Equivalent thereof) exceeds the then current Series 2002-1 Invested Amount outstanding under the Series 2002-1 VFC (after giving effect to any increases or decreases therein on such day), the Borrower shall prepay Loans and/or Pari Passu Indebtedness in an amount sufficient to comply with Section 5.2(a).  Any such prepayment of Loans pursuant to this Section 2.6(b) shall be made together with accrued interest to the date of such prepayment on the amount prepaid and the Borrower shall also pay any amounts owing pursuant to Section 2.15.

(c) If, on any date, the Total Loans outstanding on such date exceed the Total Commitments in effect on such date, the Borrower immediately shall prepay the Loans in the amount of such excess.  Any such prepayment of Loans pursuant to this Section 2.6(c) shall be made together with accrued interest to the date of such prepayment on the amount prepaid and the Borrower shall also pay any amounts owing pursuant to Section 2.15.

2.7 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurocurrency Loans denominated in the Base Currency to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 10:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in the Base Currency by giving the Administrative Agent prior irrevocable notice of such election no later than 10:00 A.M., New York City time, on the fourth (4th) Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, any such Eurocurrency Loans denominated in the Base Currency shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period, and any such Eurocurrency Loans denominated in the Optional Currency shall as of the last day of such then expiring Interest Period bear interest at such rate as the Administrative Agent determines adequately reflects the costs (including a comparable margin to that set forth herein) to the Lenders of maintaining such Loans.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.8 Limitations on Eurocurrency Borrowings.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurocurrency Loans denominated in the Base Currency comprising each Eurocurrency Borrowing in the Base Currency shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) the aggregate principal amount of the Eurocurrency Loans denominated in the Optional Currency comprising each Eurocurrency Borrowing in the Optional Currency shall be equal to EUR 5,000,000 or a whole multiple of EUR 1,000,000 in excess thereof, and (c) no more than fifteen (15) Eurocurrency Borrowings shall be outstanding at any one time.

2.9 Interest Rates and Payment Dates.

(a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (i) the Adjusted LIBO Rate determined for such day plus (ii) the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to (i) the ABR plus (with the following amount in no event to be less than zero) (ii) the Applicable Margin minus one percent (1%).

(c) During the continuance of an Event of Default all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%.  If all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder (other than any amount to which the preceding sentence is applicable) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2% from the date of such non‑payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.10              Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Sections 2.9(a) and (b).

2.11              Inability to Determine Interest Rate.

(a)         Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if prior to the first day of any Interest Period for a Eurocurrency Loan denominated in any currency:

    (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable currency and for any requested Interest Period, including because the LIBO Screen Rate is not available or published on a current basis, or

    (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable currency and any requested Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan), including in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (if such Borrowing is requested to be made in the Base Currency) or shall be made as a Eurocurrency Loan bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Borrowing (if such Borrowing is requested to be made in the Optional Currency), (y) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans (if such Loans are denominated in the Base Currency) or as Loans bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Loans (if such Loans are denominated in the Optional Currency) and (z) any outstanding Eurocurrency Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans (if such Loans are denominated in the Base Currency) or as Loans bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Loans (if such Loans are denominated in the Optional Currency).  Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurocurrency Loans.

(b)         If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (x) the administrator or the supervisor of the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be made available or used for determining the interest rate of loans (and there is no successor administrator that will continue publication of the LIBO Screen Rate or (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate);

then reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with an alternative benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein, but excluding, for the avoidance of doubt, any change that would result in a reduction of the Applicable Margin), giving due consideration to the then prevailing market for similar syndicated credit facilities in the United States for such alternative benchmarks (any such proposed rate, a “LIBO Successor Rate”). Any such change in the LIBO Successor Rate, together with any such other related changes and any such amendment shall, notwithstanding anything to the contrary in Section 8.1, become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Required Lenders and the Borrower unless, prior to such time, the Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

(c)         If no LIBO Successor Rate has been determined and the circumstances under clause (a)(i) or (b) of this Section exist (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, until an alternate rate of interest shall be determined in accordance with paragraph (b) (but, in the case of the circumstances described in clause (b)(ii) of the first sentence of paragraph (b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), clauses (x), (y) and (z) of paragraph (a) of this Section shall be applicable.   Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods).

(d) Notwithstanding anything else herein, any definition of LIBO Successor Rate shall provide that in no event shall such LIBO Successor Rate be less than zero for purposes of this Agreement.

2.12              Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Commitments of the Lenders.  Except as otherwise provided in Sections 2.3(f) and 2.18(b), any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitments of the Lenders.  Each payment by the Borrower on account of any commitment fee with respect to any period shall be made pro rata according to the respective average daily Available Commitments of the Lenders for such period; provided, that the Borrower shall not be obligated to pay any commitment fee owed to a Lender with respect to any period during which such Lender became a Defaulting Lender and such Defaulting Lender’s Available Commitment shall not be included in the calculation of the commitment fees owed to the Lenders that are not Defaulting Lenders during such period, unless in either case such Lender remains a Performing Lender during such period.

(b) Except as otherwise provided in Sections 2.3(f) and 2.18(b), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the then Dollar Equivalent of the respective outstanding principal amounts of the Loans then held by the Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in immediately available funds.  Payments and prepayments of principal of and interest on Loans denominated in the Optional Currency shall be made in the Optional Currency; payments and prepayments of all other amounts hereunder shall be made in the Base Currency.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Borrowing Time on a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, but shall not be so required to, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on such Borrowing Date, and if the Administrative Agent makes such corresponding amount available to the Borrower, then such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If the Administrative Agent makes such Lender’s share of such borrowing available to the Borrower, and if such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.  The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of its obligation hereunder to make a Loan on such Borrowing Date pursuant to the provisions contained herein, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average NYFRB Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.13              Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (a “Change in Law”):

    (i) shall subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to any Loan Document;

    (ii)              shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBO Rate; or

    (iii)              shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining any Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six Months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-Month period shall be extended to include the period of such retroactive effect.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)              Notwithstanding anything herein to the contrary (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in Requirements of Law, regardless of the date enacted, adopted, issued or implemented.

2.14             Taxes.

(a) All payments made by or on behalf of the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided, that if any Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender, as determined in good faith by the applicable Withholding Agent, (x) the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (y) if such Tax is an Indemnified Tax, then the sum payable by the Borrower to the Administrative Agent or such Lender shall be increased to the extent necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Indemnified Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof, a copy of the tax return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after receiving demand therefor, for the full amount of (i) any Indemnified Taxes that are attributable to such Lender and that are payable or paid by the Administrative Agent (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.6(b) relating to the maintenance of a Participant Register, together with all reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and thereafter upon the reasonable request of the Borrower or Administrative Agent) two properly completed and duly signed copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax.

(f) Each Lender (or Transferee) that is not a “United States person” (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent whichever of the following is applicable:

    (i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, U.S. Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

    (ii)               two copies of U.S. Internal Revenue Service Form W-8ECI;

    (iii)              in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two copies of U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E; or

    (iv)             to the extent a Non-U.S. Lender is not the beneficial owner, two copies of U.S. Internal Revenue Service Form W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service Form W-8BEN, U.S. Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, U.S. Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner.

(g) Each Non-U.S. Lender shall deliver any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent.  Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver.

(h) A Lender (or participant) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender (or participant) is legally entitled to complete, execute and deliver such documentation and in such Lender’s (or participant’s) reasonable judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender (or participant).

(i) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  The Borrower, the Administrative Agent and each Lender agree that, for purposes of determining withholding Taxes imposed under FATCA, this Agreement does not qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.14 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(k) If the Administrative Agent or a Lender determines, in its sole good faith discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower agrees to pay, upon the request of the Administrative Agent or such Lender, the amount paid over to the Borrower pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.14(i) shall not be construed to require the Administrative Agent or a Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower.

(l)  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.15             Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period with respect thereto as the result of a request by the Borrower pursuant to Section 2.18(a); provided, however, that the Borrower shall not be obligated to indemnify a Defaulting Lender that is not a Performing Lender for any such loss or expense (incurred while such Lender was a Defaulting Lender) related to the prepayment or assignment of any Eurocurrency Loan owed to such Defaulting Lender.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16              Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

2.17              Illegality.  If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority shall, in the reasonable opinion of counsel to any Lender, make it unlawful for such Lender to make or maintain any Eurocurrency Loan, then such Lender may, by notice to the Borrower (with notice to the Administrative Agent), immediately declare that such Eurocurrency Loan shall be due and payable.  The Borrower shall repay any such Eurocurrency Loan declared so due and payable in full on the last day of the Interest Period applicable thereto or earlier if required by law, together with accrued interest thereon.  Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which such Lender has knowledge which would entitle it to repayment pursuant to this Section 2.17 and will use its reasonable efforts to mitigate the effect of any event if, in the sole and absolute opinion of such Lender, such efforts will avoid the need for such prepayment and will not be otherwise disadvantageous to such Lender.

2.18             Replacement of Lenders.  (a)   The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 2.13 or 2.14(a) with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, in immediately available funds, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 8.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (viii) the Borrower shall remain liable to such replaced Lender for all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be.

(a) The Borrower shall be permitted to replace any Defaulting Lender with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution shall purchase, at par, in immediately available funds, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 8.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.  To the extent the Borrower is unable to replace any Defaulting Lender with a replacement financial institution, the Borrower may, to the extent that the reduction in the Total Commitments provided for in this sentence does not cause the Total Commitments to fall below the outstanding Loans, remove such Defaulting Lender by repaying such Defaulting Lender’s outstanding Loans and reducing the Total Commitments by an amount equal to such Defaulting Lender’s Commitment.

2.19              Judgment Currency

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

3.1 No Change.  Since December 31, 2017, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.2 Existence; Compliance with Law.  The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business requires such qualification except where the failure to be so duly qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.3 Power; Authorization; Enforceable Obligations.  The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to obtain Loans hereunder.  The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the Loans on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents to which the Borrower is a party, except consents, authorizations, filings and notices described in Schedule 3.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect.  Each Loan Document to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower.  This Agreement constitutes, and each other Loan Document to which the Borrower is a party, upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.4 No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien (other than any Borrower Permitted Lien) on any of the Borrower’s properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.  No Requirement of Law or Contractual Obligation applicable to the Borrower could reasonably be expected to have a Material Adverse Effect.

3.5 Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Loan Documents to which the Borrower is a party or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

3.6 No Default.  The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

3.7 Ownership of Property; Liens.  The Borrower has good title to all its property, and none of such property is subject to any Lien other than Borrower Permitted Liens.

3.8 Taxes.  The Borrower has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower).  No tax Lien (other than any Borrower Permitted Lien) has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

3.9 Federal Regulations.  No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable margin regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U‑1, as applicable, referred to in Regulation U.

3.10             Investment Company Act; Other Regulations.  The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X) that limits its ability to incur Indebtedness.

3.11              No Subsidiaries.  The Borrower has no direct or indirect Subsidiaries.

3.12             Use of Proceeds.  The proceeds of the Loans shall be used solely to either (i) prepay the total amount outstanding under the Existing Credit Facility, (ii) make advances under the Series 2002‑1 VFC, (iii) repay Permitted Indebtedness outstanding from time to time or (iv) pay expenses incurred in connection with this Agreement and any Pari Passu Indebtedness.

3.13             Solvency.  Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

3.14             Limited Purpose.  The Borrower is a single purpose entity that was formed for the sole purpose of (i) holding the Series 2002-1 VFC, (ii) borrowing under the Commitments hereunder, (iii) incurring Pari Passu Indebtedness and (iv) entering into Hedge Agreements in connection with the Commitments hereunder and such Pari Passu Indebtedness.  Other than cash derived from Hedge Agreements and distributions of Series 2002-1 Accrued Interest and Series 2002-1 Invested Amount to the Borrower under the Series 2002-1 VFC, which cash shall be used by the Borrower solely to make interest, principal and premium (if any) payments under this Agreement and under any Pari Passu Indebtedness and to pay for its reasonable operating expenses (and, in the case of cash derived from Hedge Agreements, to make advances under the Series 2002-1 VFC), the Series 2002-1 VFC is the sole asset of the Borrower.

3.15             Financial Condition; Beneficial Ownership Certification.  The balance sheet of the Borrower as at December 31, 2017 and the related statements of income for the fiscal year ended on such date, reported on by the Borrower’s independent public accountants, copies of which have heretofore been furnished to the Administrative Agent, are complete and correct, in all material respects, and present fairly the financial condition of the Borrower as at such date, and the results of operations for the fiscal year then ended.  Such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the external auditors and as disclosed therein, if any).  As of the Closing Date, the information included in the Beneficial Ownership Certification of the Borrower is true, complete and correct.

3.16              EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

3.17              Sanctions.

(a) The Borrower is, to the extent applicable, in compliance with Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects.

(b) The Borrower is not, and no director or senior officer of the Borrower is, any of the following:

    (i)                a Restricted Person;

    (ii)               a Person owned 50% or more or controlled by, or acting on behalf of, any Restricted Person; or

   (iii)             a Person that commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order.

SECTION 4.  CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness.  This Agreement shall become effective on the first day on which all of the following conditions have been satisfied:

(a) Credit Agreement; Guaranty Agreement.  The Administrative Agent shall have received (i) this Agreement executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1 and (ii) the Guaranty Agreement, executed and delivered by the Guarantor.

(b) Series 2002-1 VFC.  The conditions set forth in Section 8.01 of the Series 2002-1 Supplement shall have been satisfied, the Administrative Agent shall have received copies of each of the agreements, instruments, documents, certificates and opinions referred to therein and the Series 2002-1 VFC shall have been issued and delivered to the Borrower pursuant to the Series 2002-1 Supplement.

(c) Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(d) Closing Certificates; Good Standing Certificates.  The Administrative Agent shall have received (i) a Responsible Officer’s certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B-1 and a secretary’s certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B-2, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, including (A) the certificate of incorporation of the Borrower, certified by the relevant authority of the jurisdiction of organization of the Borrower, and the bylaws of the Borrower, (B) Board of Directors resolutions in respect of the Loan Documents to which the Borrower is a party, and (C) incumbency certificates with respect to the Borrower, (ii) a Responsible Officer’s certificate of the Guarantor, dated the Closing Date, substantially in the form of Exhibit B-3 and a certificate of the secretary or assistant secretary of the Guarantor, dated the Closing Date, substantially in the form of Exhibit B-4, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, including (A) the certificate of incorporation and memorandum of association of the Guarantor and the bye-laws of the Guarantor, (B) Board of Directors resolutions in respect of the Loan Documents to which the Guarantor is a party, and (C) incumbency certificates with respect to the Guarantor, and (iii) a good standing certificate (or similar certificate) for each of the Borrower and the Guarantor from their respective jurisdictions of organization.

(e) Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

   (i)               the legal opinion of Reed Smith LLP, New York counsel to the Borrower and New York counsel to the Guarantor, substantially in the form of Exhibit D-1; and

    (ii)              the legal opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Guarantor, substantially in the form of Exhibit D-2.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(f) Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date; provided that, the representations and warranties made in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.9, 3.13, 3.14 and 3.15 shall be true and correct in all respects as of such date.

(g) Compliance with Laws.  The Administrative Agent shall have received evidence reasonably satisfactory to it that the business conducted and proposed to be conducted by the Borrower and the Guarantor is in compliance with all applicable laws and regulations and that all registrations, filings and licenses and/or consents required to be obtained by the Borrower or the Guarantor, as the case may be, in connection therewith have been made or obtained and are in full force and effect.

(h) No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event.  No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event shall have occurred and be continuing.

(i) Guarantor Financials.  The Administrative Agent shall have received (i) audited consolidated financial statements of the Guarantor for its fiscal year ended December 31, 2017, and (ii) unaudited consolidated financial statements for its fiscal quarter ended September 30, 2018.

(j)  Guarantor, Master Trust and Borrower Rating.  The Administrative Agent shall have received evidence reasonably satisfactory to it that the Guarantor’s long-term unsecured debt rating or senior implied rating, as applicable, is at least “BBB-” by S&P and either the Master Trust’s or the Borrower’s long-term unsecured debt rating is at least “Baa3” by Moody’s.

(k) Notice of Termination of Existing Credit Facility.  The Administrative Agent shall have received written notice from the Borrower to terminate the Existing Credit Facility in accordance with its terms and all outstanding obligations thereunder shall have been paid in full.

(l)                BAFC Liquidity Agreement.  The Administrative Agent shall have received a copy of the executed BAFC Liquidity Agreement.

(m)               Beneficial Ownership Certification. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower, shall have received such Beneficial Ownership Certification at least five (5) days prior to the Closing Date (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (m) shall be deemed to be satisfied).

4.2 Conditions to Each Loan.  The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless any representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); provided that, the representations and warranties made in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.9, 3.13, 3.14 and 3.15 shall be true and correct in all respects on and as of such date as if made on and as of such date.

(b) No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c) No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event.  No Series 2002-1 Early Amortization Event or Potential Series 2002-1 Early Amortization Event shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5.  COVENANTS

While this Agreement is in effect (i.e., until all indebtedness and other amounts payable by the Borrower hereunder have been paid in full and the Lenders no longer have any Commitments hereunder), the Borrower agrees that:

5.1 Affirmative Covenants.  The Borrower shall:

(a) Provide the Administrative Agent all information that the Administrative Agent may reasonably request in writing concerning the business of the Borrower within a reasonable period of time considering the nature of the request; provided that with respect to any information relating to an annual audited report, the same may be delivered within one hundred and twenty (120) calendar days after the end of the Borrower’s fiscal year.

(b) Furnish or cause to be furnished to the Administrative Agent prompt written notice of the filing or commencement of any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority against or affecting the Borrower that could reasonably be expected to result in a Material Adverse Effect.

(c) Furnish or cause to be furnished to the Administrative Agent in sufficient number for each Lender, copies of all (i) Daily Reports prepared by the Servicer pursuant to Section 5.1(o), (ii) notices of Series 2002-1 Early Amortization Events and (iii) Monthly Settlement Statements; provided that the documents set forth in clauses (i) and (iii) above shall be provided only upon the request of the Administrative Agent or the Required Lenders.

(d) Take all actions necessary to ensure that all taxes and other governmental claims in respect of the Borrower’s operations and assets are promptly paid when due, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the Borrower.

(e) Comply with all Requirements of Law (other than as relating to Sanctions, to which Sections 5.1(p) and 5.2(p) apply) except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under the Loan Documents.

(f) Advise the Administrative Agent of the occurrence of each Default or Event of Default as promptly as practicable after the Borrower becomes aware of any such Default or Event of Default.

(g) Beginning with the fiscal year commencing in 2018, furnish to the Administrative Agent in sufficient number for each Lender as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements consisting of the balance sheet of the Borrower as of the end of such year and the related statements of income and retained earnings and statements of cash flow for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, certified by independent certified public accountants satisfactory to the Administrative Agent to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied.

(h) Beginning with the fiscal year commencing in 2019, furnish to the Administrative Agent as soon as available but in any event within sixty (60) days after the end of each of the first three quarters for each fiscal year of the Borrower, unaudited financial statements consisting of a balance sheet of the Borrower as at the end of such quarter and a statement of income and retained earnings and of cash flow for such quarter, setting forth (in the case of financial statements furnished for calendar quarters subsequent to the first full calendar year of the Borrower) in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year.

(i)  Furnish, or cause to be furnished, to the Administrative Agent together with the financial statements required pursuant to clause (g) and clause (h) a certificate of a Responsible Officer of the Borrower stating (i) that the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Borrower, (ii) that the Borrower is in compliance with Section 5.1(k) and (iii) all information and calculations necessary for determining compliance by the Borrower with Section 5.2(a) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be.

(j)  (i) Except as otherwise permitted by the Loan Documents, preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

(k) (i) Either (1) use the proceeds from the Loans hereunder to make advances under the Series 2002‑1 VFC, (2) use the proceeds from the Loans hereunder to repay Permitted Indebtedness outstanding from time to time or (3) use the proceeds from the Loans hereunder to pay expenses incurred in connection with this Agreement and any Pari Passu Indebtedness; provided, that in any event the Borrower shall, to the extent necessary, first use the proceeds from the initial Loan under this Agreement to repay the principal of, and accrued interest on, all outstanding loans under the Existing Credit Facility and (ii) either (1) use the proceeds from any Pari Passu Indebtedness to make advances under the Series 2002‑1 VFC, (2) use the proceeds from any Pari Passu Indebtedness to repay Permitted Indebtedness outstanding from time to time or (3) use the proceeds from any Pari Passu Indebtedness to pay expenses incurred in connection with this Agreement and any such Pari Passu Indebtedness.

(l) Provide to the Administrative Agent the following notices and documents (provided that, solely with respect to clauses (i), (ii) and (iii) below, the Borrower shall only be obligated to provide such notices and documents to the extent that any of the events or occurrences described in such clauses is reasonably expected to result in a material liability):

    (i)  promptly and in any event within ten (10) days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower or such ERISA Affiliate describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

    (ii)               promptly and in any event within two (2) Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

    (iii)              promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B) above; and

    (iv)              promptly upon request, copies of (A) any documents described in Section 101(k) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan, and (B) any notices described in Section 101(l) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided, that if the Borrower or the applicable ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, upon the request of the Administrative Agent, which request shall not be more frequent than once during any twelve (12) Month period, the Borrower or applicable ERISA Affiliate shall promptly make a request for such documents or notices and shall provide copies of such documents and notices promptly and in any event within five (5) Business Days after receipt thereof.

(m)              On each day after the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents have become due and payable (whether at the stated maturity, by acceleration, or otherwise), give the notice contemplated by Section 2.06 of the Series 2002-1 Supplement, such notice to specify an amount equal to the lesser of (i) the funds on deposit in the Series 2002-1 Collection Subaccount on such day and (ii) the outstanding principal amount of the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents.

(n) At the direction of the Administrative Agent or the Required Lenders, exercise its right under Section 8.14 of the Pooling Agreement to direct the Trustee under the Master Trust when the Lenders are affected by the conduct of any proceeding or the exercise of any right conferred on the Trustee under the Master Trust.

(o) On each Business Day on which a Loan is made, cause the Servicer to submit a Daily Report to the Borrower and to the Trustee under the Master Trust no later than 12:00 (Noon), New York City time, setting forth the information required by Section 4.01 of the Servicing Agreement.

(p) Promptly upon a Responsible Officer of the Borrower becoming aware that the Borrower has received formal notice that it has become subject of any action or investigation under any Sanctions, the Borrower shall, to the extent permitted by law, supply to the Administrative Agent details of any such action or investigation.

(q) Promptly upon the request of the Administrative Agent, the Borrower shall provide to the Administrative Agent the information reasonably requested, to the extent such information is available to the Borrower, in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case in accordance with the Borrower’s past practices.

(r) Advise the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification of the Borrower provided to the Administrative Agent or any Lender that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

5.2 Negative Covenants.  The Borrower will not:

(a) Permit the Series 2002-1 Allocated Loan Amount to be less than the arithmetic product of:

    (i) adding (A) the aggregate principal amount of and accrued interest on the Total Loans outstanding hereunder and (B) all other Pari Passu Indebtedness outstanding (including any net payment obligations of the Borrower related to Hedge Agreements, but excluding all Hedge Termination Amounts due and owing by the Borrower);

    (ii)               and deducting therefrom the aggregate Dollar Equivalent amount of any Master Trust Approved Currencies (including any net receipts from Hedge Agreements, but excluding any Hedge Termination Amounts received by the Borrower) on deposit in any Borrower Account or the Series 2002‑1 Collection Subaccount (or any sub‑subaccount thereof), that are unconditionally available to repay the aggregate amount of the Indebtedness and interest accrued thereon described in the foregoing clauses (i)(A) and (B) of this Section 5.2(a) (or with respect to the Series 2002-1 Collection Subaccount (or any sub‑subaccount thereof), unconditionally available to repay the principal and accrued interest on the Series 2002‑1 VFC Certificate which Master Trust Approved Currency amounts are in turn unconditionally available to make such payments on the principal of and accrued interest on the Total Loans and other Pari Passu Indebtedness described in the foregoing clauses (i)(A) and (B) of this Section 5.2(a)).

(b) Contract for, create, incur, assume or suffer to exist any Lien, security interest, charge or other encumbrance of any nature upon any of its property or assets, including without limitation the Series 2002-1 VFC, whether now owned or hereafter acquired other than Borrower Permitted Liens.

(c) Create, incur, assume or suffer to exist any Indebtedness, whether current or funded, or any other liability except Permitted Indebtedness.

(d) Except as contemplated by the Loan Documents or the Transaction Documents, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any assets, stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

(e) Enter into any merger, consolidation, joint venture, syndicate or other form of combination with any Person, or sell, lease or transfer or otherwise dispose of any of its assets or receivables or purchase any asset, or engage in any transaction which would result in the Borrower ceasing to be, directly or indirectly, a wholly-owned Subsidiary of Guarantor.

(f)   Enter into or be a party to any agreement or instrument other than the Loan Documents, the Transaction Documents to which it is a party, and any agreement or instrument related to the incurrence of Pari Passu Indebtedness.

(g) Enter into or be a party to any agreement or instrument related to the incurrence of Pari Passu Indebtedness that does not include a provision substantially to the effect set forth in Section 8.16.

(h) Except as permitted by any Transaction Document, make any expenditure (by long‑term or operating lease or otherwise), excluding those relating to foreclosure, for capital assets (both realty and personalty), unless such expenditure is approved in writing by the Administrative Agent.

(i)  Engage in any business or enterprise or enter into any material transaction other than as contemplated by the Loan Documents and the Transaction Documents.

(j)  Amend its certificate of incorporation or bylaws without the prior written consent of the Administrative Agent.

(k) Amend, supplement, waive or modify, or consent to any amendment, supplement, waiver or modification of, any Transaction Document except in accordance with the provisions of this Section 5.2(k).  Any provision of any Transaction Document may be amended, waived, supplemented, restated, discharged or terminated with ten (10) Business Days’ prior written notice to the Administrative Agent, but without the consent of the Administrative Agent or the Lenders; provided such amendment, waiver, supplement or restatement does not (A) render the Series 2002-1 VFC subordinate in payment to any other Series under the Master Trust or otherwise adversely discriminate against the Series 2002-1 VFC relative to any other Series under the Master Trust, (B) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on or in respect of the Series 2002-1 VFC, (C) change the definition of, the manner of calculating, or in any way the amount of, the interest of the Borrower in the assets of the Master Trust, (D) change the definitions of “Eligible Loans”, “Eligible Obligor”, “Series 2002-1 Allocated Loan Amount”, “Series 2002-1 Invested Amount” or “Series 2002-1 Target Loan Amount” in Annex X or, to the extent used in such definitions, other defined terms used in such definitions, (E) result in an Event of Default, (F) change the ability of the Trustee to declare the Purchased Loans to be immediately due and payable or the ability of the Administrative Agent or the Required Lenders to directly or indirectly require the Trustee to do so, (G) following the occurrence and during the continuation of a Mandatory CP Wind-Down Event, increase the Series 2002-1 Maximum Invested Amount, or (H) effect any amendment that would cause or permit the Series 2002-1 Target Loan Amount to exceed the Series 2002-1 Allocated Loan Amount; and provided, further, that the Administrative Agent shall have received prior notice thereof together with copies of any documentation related thereto.  Any amendment, waiver, supplement or restatement of a provision of a Transaction Document (including any exhibit thereto) of the type described in clauses (A), (B), (C), (D), (E), (F), (G) or (H) above shall require the written consent of the Administrative Agent acting at the direction of the Required Lenders.

(l)  Grant any powers of attorney to any Person for any purposes except where permitted by the Loan Documents.

(m)               Increase the Series 2002-1 Invested Amount during any Payment Period.

(n) Take any action which would permit the Servicer to have the right to refuse to perform any of its respective obligations under the Servicing Agreement.

(o) Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks directly arising from its borrowings under this Agreement or other Pari Passu Indebtedness.

(p) Knowingly permit or authorize any other Person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Loans or other transactions contemplated by this Agreement (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, (ii) to fund any trade, business or other activities involving or for the benefit of any Restricted Person except as otherwise permitted or authorized by Sanctions or Sanctions Authorities, including, without limitation, as authorized by OFAC general or specific license or (iii) in any other manner that would result in any of the Borrower, the Guarantor, the Administrative Agent, a Lead Arranger or a Lender being in breach of any Sanctions or becoming a Restricted Person.

5.3 Use of Websites.

(a) The Borrower may satisfy its obligation to deliver any public information to the Lenders by posting this information onto an electronic website designated by the Borrower and the Administrative Agent (the “Designated Website”) by notifying the Administrative Agent (i) of the address of the website together with any relevant password specifications and (ii) that such information has been posted on the website; provided, that in any event the Borrower shall supply the Administrative Agent with one copy in paper form of any information which is posted onto the website.

(b) The Administrative Agent shall supply each Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Administrative Agent.

(c) The Borrower shall promptly upon becoming aware of its occurrence notify the Administrative Agent if:

    (i)                the Designated Website cannot be accessed due to technical failure;

    (ii)               the password specifications for the Designated Website change;

    (iii)             any new information which is required to be provided under this Agreement is posted onto the Designated Website;

    (iv)            any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

    (v) the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Administrative Agent under Section 5.3(c)(i) or Section 5.3(c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Administrative Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

SECTION 6. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, fees or any other amount payable hereunder or under any other Loan Document, within three (3) days after any such interest, fees or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by the Borrower or the Guarantor herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) the Borrower shall default in the observance or performance of any agreement contained in Section 5.1(f), Section 5.1(j)(i) or Section 5.2 of this Agreement or the Guarantor shall default in the observance or performance of any agreement contained in Sections 8.1(c), 8.1(g)(i), 8.1(h), 8.1(i) or 8.2 of the Guaranty Agreement; or

(d) the Borrower or the Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower or the Guarantor has knowledge of such default and (ii) the Borrower or the Guarantor receives written notice thereof from the Administrative Agent or the Required Lenders; or

(e) the Borrower, BAFC, BFE or any other Investor Certificateholder that is an Affiliate of the Guarantor shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding Dollar Equivalent principal amount of which exceeds in the aggregate $100,000,000; provided, further, that the immediately preceding proviso shall be deemed inapplicable at any time that any Purchased Loan shall constitute a Defaulted Loan or shall have constituted a Delinquent Loan for a period of more than three (3) successive Business Days; or

(f) any Group Member (other than the Borrower) shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (f) shall have occurred and be continuing with respect to Indebtedness the outstanding Dollar Equivalent principal amount of which exceeds in the aggregate $100,000,000; or

(g) (i) any Group Member or Bunge Funding shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member or Bunge Funding shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member or Bunge Funding any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Group Member or Bunge Funding any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member or Bunge Funding shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any Group Member or Bunge Funding shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h) one or more judgments or decrees shall be entered against any Group Member (other than the Borrower) involving in the Dollar Equivalent aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $100,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(i)  one or more judgments or decrees shall be entered against the Borrower involving in the Dollar Equivalent aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(j)  any of the Loan Documents or the Transaction Documents shall cease, for any reason, to be in full force and effect or the Borrower or the Guarantor shall so assert in writing; or

(k) a Change in Control of the Guarantor shall have occurred; or

(l)    the Borrower shall become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and shall not be exempt from compliance under such Act;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above with respect to the Borrower or the Guarantor, then in such case automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, any or all of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, instruct the Borrower to, and in such event the Borrower shall, instruct the Trustee of the Master Trust to declare the principal and accrued interest in respect of the Purchased Loans to be due and payable (provided that, for the avoidance of doubt, the Borrower acknowledges and agrees that if it fails to give such instructions, the Administrative Agent may do so on its behalf).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 7.  THE AGENTS

7.1 Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.   Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

7.2 Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in‑fact selected by it with reasonable care.

7.3 Exculpatory Provisions.  Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys‑in‑fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

7.4 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Guarantor or the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

7.5 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Guarantor or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

7.6 Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys‑in‑fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or Affiliates.

7.7 Indemnification.  The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Guarantor or the Borrower and without limiting the obligation of the Guarantor or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

7.8 Agent in Its Individual Capacity.  Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

7.9 Successor Administrative Agent.  The Administrative Agent may resign, or shall resign upon the request of the Required Lenders in the event the Administrative Agent becomes a Defaulting Lender and is not a Performing Lender, as Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Sections 6(a), 6(e) or 6(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is ten (10) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 7.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

7.10 Syndication Agent, Lead Arrangers, Bookrunners and Documentation Agents.  Neither the Syndication Agent, Lead Arrangers, Bookrunners nor the Documentation Agents shall have any duties or responsibilities hereunder in its capacity as such.  No Syndication Agent, Lead Arranger, Bookrunner or Documentation Agent shall have or be deemed to have any fiduciary relationship with any Lender.

7.11         Agent Communications.  The Administrative Agent shall provide to each Lender a copy of each material report, certificate, statement or other communication required to be delivered to it under the Loan Documents and which has not been delivered to the Lenders; provided, that posting by the Administrative Agent to Intralinks or to a similar electronic distribution location shall satisfy the requirements of this Section.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

7.12         Certain ERISA Matters.  (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

    (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;

    (ii)             the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

    (iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

    (iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.  MISCELLANEOUS

8.1 Amendments and Waivers.  (a)   Subject to Section 2.11(b), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (w) reduce (by way of forgiveness or otherwise) the principal amount or extend the final scheduled date of maturity of any Loan, reduce the amount or stated rate of any interest or fee payable hereunder (except (1) in connection with the waiver of applicability of any post-default increase in interest rates and (2) that any amendment or modification of defined terms used in the financial covenants in this Agreement or the other Loan Documents shall not constitute a reduction in the rate of interest or fees for purposes of this clause (w)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, or increase any Lender’s Aggregate Exposure Percentage, in each case without the written consent of each Lender directly affected thereby; (x) eliminate or reduce the voting rights of any Lender, or otherwise amend any provisions, under this Section 8.1 without the written consent of such Lender; (y) waive any of the conditions set forth in Section 4.1 or Section 4.2, reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, amend or waive Section 5.1(k), or release the Guarantor from its obligations under the Guaranty Agreement, or assign any obligations under the Guaranty Agreement, effect any action pursuant to Section 17 of the Guaranty Agreement, or change any provision hereof requiring ratable funding or ratable sharing of payments or setoffs or otherwise related to the pro rata treatment of Lenders, in each case without the written consent of all Lenders; or (z) amend, modify or waive any provision of Section 7 without the written consent of the Administrative Agent (and, solely with respect to Section 7.10, the Documentation Agent(s) and Syndication Agent).  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Notwithstanding Section 8.1(a), the Commitments and Aggregate Exposure of any Defaulting Lender that is not a Performing Lender shall be disregarded for all purposes of any determination of whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.1(a)), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender shall require the consent of such Defaulting Lender.

8.2 Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	1391 Timberlake Manor Parkway Chesterfield, Missouri 63017 Attention: Treasurer Tel. No: (314) 292-2908 Telecopy: (314) 292-4908

with a copy to: Bunge Limited 50 Main Street White Plains, New York 10606 Attention: Treasurer Tel. No.: (914) 684-3442 Telecopy: (914) 684-3283

Administrative Agent:	500 Stanton Christiana Rd, NCC5, Floor 1 Newark, DE 19713 Attention: Robert Nichols Tel. No: (302) 634-3376 Telecopy: (201) 244-3628

and, with respect to borrowing requests for Eurocurrency Loans denominated in the Optional Currency,

Administrative Agent (London Office):	J.P. Morgan Europe Limited 125 London Wall London EC2Y 5AJ Attention: Belinda Lucas Tel. No. +44 207 777 0976 Telecopy: + 44 207 777 2360

with a copy to: 500 Stanton Christiana Rd, NCC5, Floor 1 Newark, DE 19713 Attention: Robert Nichols Tel. No: (302) 634-3376 Telecopy: (201) 244-3628

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

8.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4 Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

8.5 Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out‑of‑pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, Affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the properties owned by such Group Members and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the

Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  For the avoidance of doubt, no Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that any such damages are determined in a final and non-appealable judgment of a court of competent jurisdiction, to result from the willful misconduct or gross negligence of such Indemnitee.  All amounts due under this Section 8.5 shall be payable not later than ten (10) days after written demand therefor.  Statements payable by the Borrower pursuant to this Section 8.5 shall be submitted to Rajat Gupta (Telephone No. (914) 684-3442; Telecopy No. (914) 684-3283), at the address of Bunge Limited set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  The agreements in this Section 8.5 shall survive repayment of the Loans and all other amounts payable hereunder.  Notwithstanding the foregoing, and for the avoidance of doubt, this Section 8.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim.

8.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that (i) the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and (ii) any attempted assignment or transfer by the Borrower without such consent shall be null and void.

(b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (other than the Borrower or any of its Affiliates or a natural Person) (each, a “Participant”) participating interests in any Loan owing to such Lender, the Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except any amendment, waiver or consent described in clause (w) of the proviso to Section 8.1 that affects such Participant, in each case to the extent subject to such participation.  The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 8.7 as fully as if it were a Lender hereunder.  The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15

(and subject to the limitations thereof) with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.14, such Participant shall have complied with the requirements of Section 2.14 (including the requirements under Sections 2.14(e), 2.14(f) and 2.14(g) (it being understood that the documentation required under Sections 2.14(e), 2.14(f) and 2.14(g) shall be delivered to the participating Lender)) as if it was a Lender, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to Sections 2.12, 2.13 or 2.14 (as the case may be) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent such entitlement to receive a greater payment results from a Change in Law made subsequent to the date hereof that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation shall, acting as a non-fiduciary agent on behalf of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, or Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, in the absence of manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c) Any Lender other than any Conduit Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Person (other than the Borrower or any of its Affiliates or a natural Person) (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed, and in the case of the Borrower shall be deemed to have been given if the Borrower has not responded to a proposed assignment within ten (10) Business Days following its receipt of notice of such proposed assignment) shall be required in the case of (x) any assignment to a Person that is not a Lender or a Lender Affiliate or (y) any assignment of a Commitment to a Person that is not a Lender or a Lender Affiliate (except that the consent of the Borrower shall not be required for any assignment that occurs when either a Default or an Event of Default shall have occurred and be continuing) and (ii) unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate Dollar Equivalent principal amount of less than $5,000,000, in each case except in the case of an assignment of all of a Lender’s interests under this Agreement.  For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto).  Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 8.6(c).

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 8.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount (and stated interest) of the Loans owing to, each Lender from time to time, which Register shall be made available to the Borrower and any Lender upon reasonable request.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement.  Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 8.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000 (such fee not payable with respect to assignments to an Assignor’s Affiliate and such fee not to be payable by the Borrower, except for an assignment pursuant to Section 2.18), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(f)                For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 8.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank or any other central bank in accordance with applicable law.

(g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

(h) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

8.7 Adjustments; Set‑off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders on a non pro rata basis, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in Section 6(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Guarantor or the Borrower, any such notice being expressly waived by the Guarantor and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Guarantor or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Guarantor or the Borrower, as the case may be.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.8 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or portable document format shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

8.9 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10             Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Guarantor, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11             GOVERNING LAW.  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12              Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13              Acknowledgements.  The Borrower hereby acknowledges and agrees that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

8.14             Confidentiality.  Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates (the “Permitted Parties”), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued or any insurer, insurance broker or direct or indirect provider of credit protection with respect to such Lender or Permitted Parties, (i) to any credit insurance provider relating to the Borrower and its obligations, (j) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, (k) to the CUSIP Service Bureau or any similar organization, (l) in connection with the exercise of any remedy hereunder or under any other Loan Document or (m) with the prior written consent of the Borrower.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments; provided, that the Administrative Agent and the Lenders shall have obtained such service providers’ written agreement to maintain the confidentiality of all non-public information relating to this Agreement and the other Loan Documents.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

8.15             WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16              No Bankruptcy Petition Against the Borrower; Liability of the Borrower.

(a) Each of the Administrative Agent and the Lenders hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Loans and other amounts payable hereunder and all Pari Passu Indebtedness, it will not institute against, or join with or assist any other Person in instituting against, the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable insolvency laws.  This Section 8.16 shall survive the termination of this Agreement.

(b) Notwithstanding any other provision hereof or of any other Loan Documents, the sole remedy of the Administrative Agent, any Lender or any other Person against the Borrower in respect of any obligation, covenant, representation, warranty or agreement of the Borrower under or related to this Agreement or any other Loan Document shall be against the assets of the Borrower.  Neither the Administrative Agent, nor any Lender nor any other Person shall have any claim against the Borrower to the extent that such assets are insufficient to meet such obligations, covenant, representation, warranty or agreement (the difference being referred to herein as a “shortfall”) and all claims in respect of the shortfall shall be extinguished; provided, however, that the provisions of this Section 8.16 apply solely to the obligations of the Borrower and shall not extinguish such shortfall or otherwise restrict such Person’s rights or remedies against the Guarantor for purposes of the obligations of the Guarantor to any Person under the Guaranty Agreement.

8.17              Conversion of Approved Currencies into Dollars.  Unless the context otherwise requires, any calculation of an amount or percentage that is required to be made by the Borrower or the Administrative Agent under the Loan Documents shall be made by first converting any amounts denominated in Master Trust Approved Currencies other than Dollars into Dollars at the Rate of Exchange pursuant to Section 1.2(e).

8.18              U.S.A. Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

8.19             Acknowledgment and Consent to Bail-In of EEA Financial Institution.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

    (i) a reduction in full or in part or cancellation of any such liability;

    (ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

    (iii)              the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BUNGE LIMITED FUNDING CORP.

By:	/s/ Rajat Gupta
Printed Name:	Rajat Gupta
Title:	President

[Signature Page to Revolving Credit Agreement (5-year)]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Tony Yung
Printed Name:	Tony Yung
Title:	Executive Director

[Signature Page to Revolving Credit Agreement (5-year)]

CITIBANK, N.A., as Syndication Agent and Lender

By:	/s/ Carolyn Kee
Printed Name:	Carolyn Kee
Title:	Vice President

[Signature Page to Revolving Credit Agreement (5-year)]

BNP PARIBAS, as Co-Documentation Agent and Liquidity Bank

By:	/s/ Brendan Heneghan
Printed Name:	Brendan Heneghan
Title:	Director

By:	/s/ Ade Adedeji
Printed Name:	Ade Adedeji
Title:	Vice President

[Signature Page to Revolving Credit Agreement (5-year)]

MIZUHO BANK, LTD., as Co-Documentation Agent and Lender

By:	/s/ Donna DeMagistris
Printed Name:	Donna DeMagistris
Title:	Authorized Signatory

[Signature Page to Revolving Credit Agreement (5-year)]

SUMITOMO MITSUI BANKING CORPORATION, as Co-Documentation Agent and Lender

By:	/s/ James D. Weinstein
Printed Name:	James D. Weinstein
Title:	Managing Director

[Signature Page to Revolving Credit Agreement (5-year)]

U.S. BANK NATIONAL ASSOCIATION as Co-Documentation Agent and Lender

By:	/s/ James D. Pegues
Printed Name:	James D. Pegues
Title:	Vice President

[Signature Page to Revolving Credit Agreement (5-year)]

Commerzbank AG, New York Branch, as Lender

By:	/s/ Jose Ignacio Campillo Diaz
Printed Name:	Jose Ignacio Campillo Diaz
Title:	Regional Head of Client Coverage and Corporate Finance – America

For any Lender requiring a second signature line:

By:	/s/ Pedro Bell
Printed Name:	Pedro Bell
Title:	Managing Director

[Signature Page to Revolving Credit Agreement (5-year)]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
Printed Name:	Ming K. Chu
Title:	Director

For any Lender requiring a second signature line:

By:	/s/ Douglas Darman
Printed Name:	Douglas Darman
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH, as Lender

By:	/s/ Brian Foley
Printed Name:	Brian Foley
Title:	Director

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH, as Lender

By:	/s/ Gang Duan
Printed Name:	Gang Duan
Title:	Executive Director

[Signature Page to Revolving Credit Agreement (5-year)]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Brian Crowley
Printed Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Miriam Trautmann
Printed Name:	Miriam Trautmann
Title:	Sr. Vice President

[Signature Page to Revolving Credit Agreement (5-year)]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Nicholas Cheng
Printed Name:	Nicholas Cheng
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By:	/s/ Michael King
Printed Name:	Michael King
Title:	Vice President

[Signature Page to Revolving Credit Agreement (5-year)]

MUFG BANK, LTD., as Lender

By:	/s/ Christopher Facenda
Printed Name:	Christopher Facendag
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

SUNTRUST BANK, as Lender

By:	/s/ Johnetta Bush
Printed Name:	Johnetta Bush
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

Arab Banking Corporation (B.S.C.), New York Branch, as Lender

By:	/s/ Richard Tull
Printed Name:	Richard Tull
Title:	Head of Wholesale Banking, North America

By:	/s/ David Giacalone
Printed Name:	David Giacalone
Title:	Chief Risk Officer, New York Branch

[Signature Page to Revolving Credit Agreement (5-year)]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

By:	/s/ Robert Grillo
Printed Name:	Robert Grillo
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Judy Smith
Printed Name:	Judy Smith
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Printed Name:	Christopher Zybrick
Title:	Authorized Signatory

[Signature Page to Revolving Credit Agreement (5-year)]

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK NEW YORK BRANCH, as Lender

By:	/s/ Michael Palumberi
Printed Name:	Michael Palumberi
Title:	Vice President

By:	/s/ Daniel Teschner
Printed Name:	Daniel Teschner
Title:	Senior Vice President

[Signature Page to Revolving Credit Agreement (5-year)]

KBC BANK NV, NEW YORK BRANCH, as Lender

By:	/s/ Francois X. Payne
Printed Name:	Francois X. Payne
Title:	Managing Director

By:	/s/ William Cavanaugh
Printed Name:	William Cavanaugh
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

NATIXIS, NEW YORK BRANCH, as Lender

By:	/s/ Chamss Ould
Printed Name:	Chamss Ould
Title:	Vice President

By:	/s/ Paolo Salvi
Printed Name:	Paolo Salvi
Title:	Executive Director

[Signature Page to Revolving Credit Agreement (5-year)]

PNC BANK, National Association, as Lender

By:	/s/ Trevor Rogers
Printed Name:	Trevor Rogers
Title:	Assistant Vice President

[Signature Page to Revolving Credit Agreement (5-year)]

The Toronto-Dominion Bank, New York Branch, as a Lender

By:	/s/ Annie Dorval
Printed Name:	Annie Dorval
Title:	Authorized Signatory

[Signature Page to Revolving Credit Agreement (5-year)]

Banco Bradesco S.A., New York Branch, as Lender

By:	/s/ Edjelma Cardoso de Borros
Printed Name:	Edjelma Cardoso de Borros
Title:

By:	/s/ Marcio Martins Bonilha Neto
Printed Name:	Marcio Martins Bonilha Neto
Title:

[Signature Page to Revolving Credit Agreement (5-year)]

Wells Fargo Bank, National Association, as Lender

By:	/s/ Peter Kiedrowski
Printed Name:	Peter Kiedrowski
Title:	Managing Director

[Signature Page to Revolving Credit Agreement (5-year)]

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ Karlien Zumpolle
Printed Name:	Karlien Zumpolle
Title:	Director

For any Lender requiring a second signature line:

By:	/s/ Javier Ramirez
Printed Name:	Javier Ramirez
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

Credit Agricole Corporate and Investment Bank, as Lender

By:	/s/ Jill Wong
Printed Name:	Jill Wong
Title:	Director

By:	/s/ Gordon Yip
Printed Name:	Gordon Yip
Title:	Director

[Signature Page to Revolving Credit Agreement (5-year)]

Itau BBA International plc, as Lender

By:	/s/ Joao Pedro Fonesca
Printed Name:	Joao Pedro Fonesca
Title:

By:	/s/ Paulo Cardoso
Printed Name:	Paulo Cardoso
Title:	Authorized Signatory

[Signature Page to Revolving Credit Agreement (5-year)]

BMO HARRIS BANK N.A., as Lender

By:	/s/ Joan Murphy
Printed Name:	Joan Murphy
Title:	Managing Director

[Signature Page to Revolving Credit Agreement (5-year)]

Societe Generale, as Lender

By:	/s/ Cliff Niebling
Printed Name:	Cliff Niebling
Title:	Managing Director

[Signature Page to Revolving Credit Agreement (5-year)]

Standard Chartered Bank, as Lender

By:	/s/ Daniel Mattern
Printed Name:	Daniel Mattern
Title:	Associate Director

[Signature Page to Revolving Credit Agreement (5-year)]

SCHEDULE 1.1

COMMITMENTS

Lender	Commitment
Citibank, N.A.	$45,000,000
JPMorgan Chase Bank, N.A.	$75,000,000
Commerzbank AG New York Branch	$75,000,000
Deutsche Bank AG New York Branch	$60,000,000
Industrial and Commercial Bank of China Limited, New York Branch	$50,000,000
Mizuho Bank, Ltd.	$50,000,000
U.S. Bank National Association	$50,000,000
BNP Paribas	$45,000,000
Banco Bilbao Vizcaya Argentina, S.A. New York Branch	$40,000,000
Bank of America, N.A.	$40,000,000
Morgan Stanley Senior Funding, Inc.	$40,000,000
MUFG Bank, Ltd.	$40,000,000
Societe Generale	$40,000,000
SunTrust Bank	$40,000,000
Arab Banking Corporation (B.S.C.), New York Branch	$30,000,000
Australia New Zealand Banking Group Limited	$30,000,000
Credit Suisse AG, Cayman Islands Branch	$30,000,000
DZ Bank AG	$30,000,000
KBC Bank NV	$30,000,000
Natixis, New York Branch	$30,000,000
PNC Bank, National Association	$30,000,000
Standard Chartered Bank	$30,000,000
Toronto-Dominion Bank, New York Branch	$30,000,000
Banco Bradesco S.A., New York Branch	$25,000,000
Wells Fargo Bank, National Association	$25,000,000
ABN Amro Capital USA LLC	$20,000,000
Credit Agricole Corporate and Investment Bank	$20,000,000
Itau BBA International plc	$20,000,000
BMO Harris Bank, N.A.	$15,000,000
Sumitomo Mitsui Banking Corporation	$15,000,000
TOTAL COMMITMENTS	$1,100,000,000

SCHEDULE 3.3

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None.

EXHIBIT A

FORM OF GUARANTY AGREEMENT

EXHIBIT B-1

FORM OF BORROWER RESPONSIBLE OFFICER’S CERTIFICATE

EXHIBIT B-2

FORM OF BORROWER SECRETARY CERTIFICATE

EXHIBIT B-3

FORM OF GUARANTOR RESPONSIBLE OFFICER’S CERTIFICATE

EXHIBIT B-4

FORM OF GUARANTOR SECRETARY CERTIFICATE

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Credit Agreement, dated as of December 14, 2018 (as amended, supplemented or otherwise modified prior to the Effective Date (as defined below), the “Agreement”), among BUNGE LIMITED FINANCE CORP. (the “Borrower”), the Lenders named therein, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”).  Terms defined in the Agreement are used herein with the same meanings.

_______________ (the “Assignor”) and ________________ (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, a _____% interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Agreement with respect to those credit facilities contained in the Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 (the aggregate Dollar Equivalent principal amount of which is not less than $5,000,000, except in the case of an assignment of all the Assignee’s interests under the Agreement).

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantor, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, the Guarantor, any of its Subsidiaries or any other obligor of any of their respective obligations under the Agreement or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the promissory note(s) (if any) held by it evidencing the Assigned Facilities and (a) requests that the Agent (upon request by the Assignee) exchange such promissory note(s) for a new promissory note or promissory notes payable to the Assignee and (b) if the Assignor has retained any interest in the Assigned Facilities, requests that the Agent exchange the attached promissory note(s) for a new promissory note or promissory notes payable to the Assignor, in each case, in the amount which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the financial statements delivered pursuant to subsections 5.1(f) and 5.1(g) thereof and subsection 8.1(a) of the Guaranty, dated December 14, 2018,  by Bunge Limited in favor of the Agent and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender including its obligation pursuant to subsection 2.14(e) or (f) of the Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

4. The effective date of this Assignment and Acceptance shall be _________, 20__ (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 8.6(c) of the Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue on or subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

7. [The Assignee confirms that the Assignee has agreed to the extension of the Original Termination Date to November 20, 20[20][21] in accordance with Section 2.3 of the Agreement.]1

8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of ________, 20__ by their respective duly authorized officers on Schedule 1 hereto.

[1]	Include Paragraph 7 if the assignment is from a Declining Lender pursuant to Section 2.3 of the Agreement.

Schedule 1
to Assignment and Acceptance
relating to the Revolving Credit Agreement dated as of December 14, 2018, among BUNGE LIMITED FINANCE CORP., the Lenders named therein, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Agent”).

Name of Assignor: Name of Assignee: Effective Date of Assignment:
Dollar Equivalent of Principal Amount Assigned	Commitment Percentage Assigned (to at least fifteen decimals) (shown as a percentage of aggregate principal amount of all Lenders)

Accepted:

[ASSIGNOR]		[ASSIGNEE]

By:		By:
	Name:		Name:
	Title:		Title:

Consented To:[2]

JPMORGAN CHASE BANK, N.A., as Agent		BUNGE LIMITED FINANCE CORP.

By:		By:
	Name:		Name:
	Title:		Title:

[2]
Consent of the Administrative Agent and the Borrower is required only with respect to assignments to a Person not then a Lender or a Lender Affiliate and any assignment of the Commitment to a Person that does not have a Commitment (except that the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing).

EXHIBIT D-1

FORM OF LEGAL OPINION OF REED SMITH LLP

EXHIBIT D-2

FORM OF LEGAL OPINION OF CONYERS, DILL & PEARMAN LIMITED

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

Pursuant to the provisions in subsection 2.14(e) of the Revolving Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE EXEMPTION CERTIFICATE
 (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

Pursuant to the provisions in subsection 2.14(e) of the Revolving Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE EXEMPTION CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

Pursuant to the provisions in subsection 2.14(e) of the Revolving Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

Pursuant to the provisions in subsection 2.14(e) of the Revolving Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Revolving Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

EXHIBIT F

FORM OF
COMMITMENT INCREASE SUPPLEMENT

COMMITMENT INCREASE SUPPLEMENT, dated _________________ (this “Supplement”), to the Revolving Credit Agreement, dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Bunge Limited Finance Corp. (the “Borrower”), the lenders parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Citibank, N.A., as syndication agent, BNP Paribas, Mizuho Bank, Ltd. Sumitomo Mitsui Bank Corporation and U.S. Bank National Association, each as documentation agent.

W I T N E S S E T H :

WHEREAS, pursuant to subsection 2.1(b)(i) of the Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Commitments under the Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the aggregate Commitments pursuant to such subsection 2.1(b)(i); and

WHEREAS, pursuant to subsection 2.1(b)(ii) of the Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Agreement by executing and delivering to the Borrower and the Administrative Agent a supplement to the Agreement in substantially the form of this Supplement;

NOW THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Agreement, that on the date this Supplement is accepted by the Borrower and acknowledged by the Administrative Agent it shall have its Commitment increased by $______________, thereby making the amount of its Commitment $______________.

2. The Borrower hereby represents and warrants that each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless any representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); provided that, the representations and warranties made in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all respects on and as of such date as if made on and as of such date.

3. The Guarantor hereby represents and warrants that each of the representations and warranties made by the Guarantor and each of its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless any representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date).

4. Terms defined in the Agreement shall have their defined meanings when used herein.

5. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

6. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER], as Increasing Lender

By:
Name:
Title:

Agreed and accepted this ____ day of ____________, ____.

BUNGE LIMITED FINANCE CORP., as Borrower

By:
Name:
Title:

BUNGE LIMITED, as Guarantor

By:
Name:
Title:

Acknowledged this ____ day of ____________, ____.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF
ADDITIONAL LENDER SUPPLEMENT

ADDITIONAL LENDER SUPPLEMENT, dated _________________ (this “Supplement”), to the Revolving Credit Agreement, dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Bunge Limited Finance Corp. (the “Borrower”), the lenders parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Citibank, N.A., as syndication agent, and BNP Paribas, Mizuho Bank, Ltd. Sumitomo Mitsui Bank Corporation and U.S. Bank National Association, each as documentation agent.

W I T N E S S E T H :

WHEREAS, the Agreement provides in subsection 2.1(b)(ii) thereof that any financial institution, although not originally a party thereto, may become a party to the Agreement following consultation by the Borrower with the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Additional Lender was not an original party to the Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Additional Lender agrees to be bound by the provisions of the Agreement and agrees that it shall, on the date this Supplement is accepted by the Borrower and acknowledged by the Administrative Agent, become a Lender for all purposes of the Agreement to the same extent as if originally a party thereto, with a Commitment of $_______________.

2. The undersigned Additional Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(f) and (g) thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Agreement and will perform all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Agreement is as follows:

[Address]
Attention:
Tel. No.: ___________
Telecopy: __________

4. The Borrower hereby represents and warrants that each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless any representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); provided that, the representations and warranties made in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all respects on and as of such date as if made on and as of such date.

5. The Guarantor hereby represents and warrants that each of the representations and warranties made by the Guarantor and each of its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless any representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date).

6. Terms defined in the Agreement shall have their defined meanings when used herein.

7. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF ADDITIONAL LENDER], as Additional Lender

By:
Name:
Title:

Agreed and accepted this ____ day of ____________, ____.

BUNGE LIMITED FINANCE CORP., as Borrower

By:
Name:
Title:

BUNGE LIMITED, as Guarantor

By:
Name:
Title:

Acknowledged this ____ day of ____________, ____.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title: